Exhibit 99.1

News Release

MEDIA CONTACT:	INVESTOR CONTACT:
J.T. Eger	Cynthia Hiponia and Alice Kousoum
(408) 831-4247	(408) 493-1399
jt@gigamon.com	IR@gigamon.com

Gigamon Announces Preliminary First Quarter Results

SANTA CLARA, CALIF., April 7, 2014 – Gigamon® Inc. (NYSE:GIMO), a leader in traffic visibility solutions with the innovative Visibility Fabric™ architecture, today announced preliminary results for the first quarter of fiscal year 2014 ended March 29, 2014.

Gigamon expects revenue for the first quarter to be approximately $31.0 million to $31.5 million, below the company’s previously stated guidance of $34.0 million to $35.0 million. The revenue shortfall was primarily attributable to one expected large transaction from an existing customer in EMEA that did not materialize. In addition, certain other transactions that were expected to close late in the quarter slipped into the second quarter.

GAAP gross margins are expected to be in the range of 70% to 71%. Non-GAAP gross margins are expected to be approximately 71% to 72%, compared to guidance of 78% to 79%. The lower gross margins are due to an excess inventory charge of approximately $2.3 million in the quarter related to the transaction in EMEA that did not materialize and other changes in our product mix. Without the charge, GAAP gross margins would have been approximately 77% to 78% and non-GAAP gross margins would have been approximately 78% to 79% as discount trends fell within historical norms.

“While we are disappointed in these preliminary results, we remain confident in our business strategy and the market opportunity,” said Paul Hooper, the Company’s chief executive officer. “We did not see any material change within the competitive landscape during the first quarter and we are encouraged by our initial assessment of our second quarter pipeline.”

These preliminary, unaudited results are based on management’s initial review of operations for the quarter ended March 29, 2014, and remain subject to completion of the company’s customary quarterly closing and review procedures.

The company will report results for the first quarter of fiscal 2014 in its regularly scheduled earnings release and conference call after the market closes on Thursday, April 24, 2014. The company will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on that day.

•	Parties in the United States and Canada can access the call by dialing +1-888-846-5003, using conference code 4678046.

•	International parties can access the call by dialing +1-480-629-9856, using conference code 4678046.

The webcast will be accessible on Gigamon’s investor relations website at http://investor.gigamon.com for a period of one year. A telephonic replay of the conference call will be available through Thursday, May 1, 2014. To access the replay, parties in the United States and Canada should call +1-800-406-7325 and enter conference code 4678046. International parties should call +1-303-590-3030 and enter conference code 4678046.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contain certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Gigamon considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see below the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure:

	Low	High
GAAP gross margin	70%	71%
Stock based compensation and related payroll taxes	1%	1%

Non GAAP gross margin	71%	72%

Legal Notice Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our expectations for our preliminary fiscal results for the first quarter of 2014, expectations regarding the competitive position of the business and the preliminary expectations for our pipeline in the second quarter of 2014. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products; our ability to retain existing customers and generate new customers; the market for network traffic visibility solutions not continuing to develop; competition from other products and services; and general market, political, economic and business conditions. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 28, 2013. The forward-looking statements in this press release are based on information available to Gigamon as of the date hereof, and Gigamon disclaims any obligation to update any forward-looking statements, except as required by law.

About the Visibility Fabric architecture

At Gigamon we realized that delivering the visibility essential to manage, analyze and secure the complex system that is the IT infrastructure requires a new approach. With millions of traffic flows across thousands of endpoints, visibility needs to be pervasive, intelligent and dynamic. Using our patented, unique technology, we created an innovative new approach for delivering this visibility called the Visibility Fabric architecture. This new approach is intelligent and versatile in its ability to enable visibility into the network. For more information visit http://www.gigamon.com/traffic-visibility-fabric.

About Gigamon

Gigamon provides an intelligent Visibility Fabric™ architecture for enterprises, data centers and service providers around the globe. Our technology empowers infrastructure architects, managers and operators with pervasive and dynamic intelligent visibility of traffic across both physical and virtual environments without affecting the performance or stability of the production network. Through patented technologies and centralized management, the Gigamon GigaVUE portfolio of high availability and high density products intelligently delivers the appropriate network traffic to management, analysis, compliance and security tools. With over eight years’ experience designing and building traffic visibility products in the US, Gigamon solutions are deployed globally across vertical markets including over half of the Fortune 100 and many government and federal agencies. www.gigamon.com

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